    EXHIBIT 99.1

Shutterstock Increases Quarterly Dividend by 11% to $0.30 per share

New York, NY - January 30, 2024 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform connecting brands and businesses to high-quality content, today announced that its Board of Directors has declared a cash dividend of $0.30 per share of outstanding common stock on January 29, 2024, payable on March 14, 2024, to stockholders of record at the close of business on February 29, 2024. This represents an increase of approximately 11% over the previous quarterly dividend of $0.27 per share of outstanding common stock.
Commenting on the announcement, Paul Hennessy, the Company’s Chief Executive Officer, said, “The Board’s decision to increase the quarterly dividend is representative of the growth we have experienced in our operating profitability and cash flow, and I am pleased that we are able to continue fulfilling our commitment to return value to stockholders.”

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK) is a premier partner for transformative brands, digital media and marketing companies, empowering the world to create with confidence. Fueled by millions of creators around the world and a fearless approach to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world's largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production service—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.
For more information, please visit www.shutterstock.com and follow Shutterstock on LinkedIn, Instagram, Twitter, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s expected payment of a cash dividend on March 14, 2024 and the future of the Company’s business. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. However, not all forward-looking statements contain these words. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; public health crises including the COVID-19 pandemic; general economic and political conditions worldwide, including disruption and volatility caused by COVID-19 and any resulting economic recession; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

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